UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 3, 2006 (October 25, 2006)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 2-Financial Information

Item 2.02. Results of Operations and Financial Condition.

On November 3, 2006, we issued a press release announcing our earnings for the quarter ended September 30, 2006. A copy of our November 3, 2006 press release is attached hereto as exhibit 99.1 and is incorporated herein by this reference.

The information above is being furnished, not filed, pursuant to Item 2.02 of Form 8-K. Accordingly, the information in Item 2.02 of this Current Report, including the press release attached hereto as an exhibit, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Section 8-Other Events

Item 8.01. Other Events.

On October 25, 2006, our Board of Directors amended our Corporate Governance Guidelines to include a policy that in an uncontested election a nominee for director must receive a majority of the votes cast in order to be elected or re-elected. If an incumbent director does not receive the required vote to be re-elected, he or she will tender a resignation, which the Nominating and Corporate Governance Committee and the Board of Directors will thereafter determine whether to accept. A copy of our revised Corporate Governance Guidelines is attached hereto as exhibit 99.2 and is incorporated herein by this reference.

Section 9-Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated November 3, 2006

Exhibit 99.2 Corporate Governance Guidelines

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: November 3, 2006	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 99.1	Press Release dated November 3, 2006

Exhibit 99.2	Corporate Governance Guidelines